Arcutis Outlines Strategy for Driving Sustainable Growth and Announces Third Quarter 2025 Financial Results

•Q3 2025 net product revenue for ZORYVE® (roflumilast) was $99.2 million, a 122% increase compared to Q3 of 2024, and a 22% increase compared to Q2 of 2025
•ZORYVE cream 0.05% received U.S. Food and Drug Administration (FDA) approval for the treatment of atopic dermatitis in children down to 2 years of age in October
•Company provides initial 2026 full year net product sales guidance of $455–$470 million

Westlake Village, CA, October 28, 2025 – Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT), a commercial-stage biopharmaceutical company focused on developing meaningful innovations in immuno-dermatology, today outlined its strategy to achieve sustainable growth and reported financial results for the quarter ended September 30, 2025. Arcutis will review both topics at its Investor Day, which begins today at 10:30 a.m. Eastern Time (ET).

“Over the past nine years, we have built Arcutis into an undisputed leader in medical dermatology. With ZORYVE, we have developed a portfolio of revolutionary topical treatments that are reshaping the treatment of chronic inflammatory skin diseases and demonstrating sustainable commercial momentum across all strengths and indications,” said Frank Watanabe, president and chief executive officer. “This success provides a tremendous foundation for sustained, long-term growth—offering the opportunity to reinvest in the ZORYVE franchise, systematically evaluate new opportunities, and expand our pipeline with new molecules that leverage our deep expertise in dermatology, as well as our best-in-class development and commercialization capabilities.”
3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

In today's Investor Day presentation, Arcutis management will discuss how the Company intends to:
•Grow the current ZORYVE franchise through continued conversion of the topical corticosteroid market, where 17 million prescriptions are written by dermatology clinicians every year for patients in ZORYVE-approved indications;
•Expand ZORYVE into new markets through potential additional indications, beginning with Phase 2 proof-of-concept trials evaluating ZORYVE foam 0.3% in vitiligo and hidradenitis suppurativa;
•Build the Company's clinical pipeline with the advancement of ARQ-234 and potentially through external innovation;
•Allocate capital responsibly to fuel this strategy, as well as improve the Company's long-term financial outlook; and
•Drive to potential peak ZORYVE sales of $2.6–$3.5 billion per annum across current and potential future indications, based on an assumed 15%-20% share of topical corticosteroid volume.

Third Quarter 2025 Financial Results and Business Updates
Commercial Highlights
ZORYVE - a highly potent and selective phosphodiesterase-4 (PDE4) inhibitor in once-daily cream and foam formulations, approved in the United States for the treatment of plaque psoriasis, atopic dermatitis, and seborrheic dermatitis.
•ZORYVE net product sales for the third quarter of 2025 were $99.2 million, reflecting 22% sequential growth over the second quarter of 2025 and 122% year-over-year growth. Sequential growth was driven by increasing demand across products, the launch of ZORYVE foam 0.3% in plaque psoriasis of the scalp and body, and improved gross-to-net (GTN) pricing.
•Following FDA approval in early October, the Company will launch ZORYVE cream 0.05% for the treatment of atopic dermatitis in children ages 2 to 5 by the end of October.
Clinical and Regulatory Developments
•The Company has begun enrolling patients in Phase 2 proof-of-concept studies with ZORYVE foam 0.3% for the treatment of patients with vitiligo, as well as patients with hidradenitis suppurativa, the first trials in the Company's effort to investigate further indication expansion opportunities for ZORYVE.
3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

•The Company is preparing to initiate a Phase 1 study of ARQ-234, a fusion protein that is a potent and highly selective checkpoint agonist of the CD200 receptor being developed as a potential biologic treatment in atopic dermatitis.
Corporate Updates
•ZORYVE cream and ZORYVE foam were awarded the "2025 Best of Beauty Breakthrough Award" by Allure, making it the first FDA-approved medication for atopic dermatitis, plaque psoriasis, and seborrheic dermatitis to win this prestigious award.
•Arcutis was named to Fortune Best Workplaces in BioPharma™ 2025 list for the fourth consecutive year.
•The Company obtained one new U.S. patent in Q3 2025 related to topical roflumilast foam compositions.

3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

Third Quarter 2025 Summary Financial Results
Product revenues for the quarter ended September 30, 2025 were $99.2 million compared to $44.8 million for the corresponding period in 2024. Revenues for the quarter were $30.5 million for ZORYVE cream 0.3%, $18.9 million for ZORYVE cream 0.15%, and $49.8 million for ZORYVE topical foam 0.3%. The year-over-year increase was primarily due to increased unit demand. GTN rates remained favorable for ZORYVE, driven by a high percentage of prescriptions being reimbursed.
Cost of sales for the quarter ended September 30, 2025 was $8.7 million compared to $5.5 million for the corresponding period in 2024, due to increasing ZORYVE sales.
Research and development (R&D) expenses for the quarter ended September 30, 2025 were $19.6 million compared to $19.5 million for the corresponding period in 2024. Expenses remained consistent year over year, as increased development costs for roflumilast in pediatric atopic dermatitis were largely offset by a decrease in development costs for ARQ-255 and preclinical expenses.
Selling, general, and administrative (SG&A) expenses for the quarter ended September 30, 2025 were $62.4 million compared to $58.8 million for the corresponding period in 2024. The year-over-year increase was primarily driven by increased sales and marketing and personnel-related expenses due to the Company's continued commercialization efforts for ZORYVE.
Net income was $7.4 million, or $0.06 per basic and diluted earnings per share, for the quarter ended September 30, 2025 compared to a net loss of $41.5 million, or $0.33 per basic and diluted loss per share, for the corresponding period in 2024.
Cash, cash equivalents, restricted cash, and marketable securities were $191.4 million as of September 30, 2025, compared to $228.6 million as of December 31, 2024. Net cash used in operating activities was $1.8 million during the third quarter.

Financial Guidance
•Arcutis anticipates net product revenue of between $455 million and $470 million for the full year 2026.

3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

Conference Call and Webcast
Arcutis management will host a virtual Investor Day today at 10:30 a.m. ET to discuss its strategy for sustained long-term growth, as well as financial results for the third quarter. The webcast for this event can be accessed at the “Events” section of the Company’s website. The replay of the webcast will be available on the Arcutis website following the event.
About Arcutis
Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT) is a commercial-stage medical dermatology company that champions meaningful innovation to address the urgent needs of individuals living with immune-mediated dermatological diseases and conditions. With a commitment to solving the most persistent patient challenges in dermatology, Arcutis has a growing portfolio of advanced targeted topicals approved to treat three major inflammatory skin diseases. Arcutis’ unique dermatology development platform coupled with our dermatology expertise allows us to develop differentiated therapies against biologically validated targets, and has produced a robust pipeline for a range of inflammatory dermatological conditions. For more information, visit www.arcutis.com or follow Arcutis on LinkedIn, Facebook, Instagram, and X.

3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For example, statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company's current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the potential to address large markets with significant unmet need; the development, approval, and potential commercialization of product candidates and expanded indications; the potential commercial success and growth of ZORYVE in plaque psoriasis, seborrheic dermatitis, and atopic dermatitis, including peak sales, market access and reimbursement, product demand growth and developments regarding GTN; and the timing of regulatory filings and potential approvals. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements and you should not place undue reliance on our forward-looking statements. Risks and uncertainties that may cause our actual results to differ include risks inherent in the clinical development process and regulatory approval process, the timing of regulatory filings, the timing, expenses, and success of our commercialization efforts, including uncertainty of future commercial sales and related items that can impact net sales, and our ability to defend our intellectual property. For a further description of the risks and uncertainties applicable to our business, see the “Risk Factors” section of our Form 10-K filed with U.S. Securities and Exchange Commission (SEC) on February 25, 2025, as well as any subsequent filings with the SEC. Any forward-looking statements that the company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

Contacts:
Media
Amanda Sheldon, Head of Corporate Communications
media@arcutis.com

Investors
Brian Schoelkopf, Head of Investor Relations
ir@arcutis.com

3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

ARCUTIS BIOTHERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$47,120	$71,335
Restricted cash	308	617
Marketable securities	143,948	156,620
Trade receivable, net	115,116	73,066
Inventories	22,419	14,526
Prepaid expenses and other current assets	20,313	19,656
Total current assets	349,224	335,820
Property and equipment, net	1,215	1,041
Intangible assets, net	15,375	9,479
Operating lease right-of-use asset	4,567	1,953
Other assets	596	596
Total assets	$370,977	$348,889
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,795	$14,220
Current portion of long-term debt, net	1,000	—
Accrued and other current liabilities	92,975	66,793
Total current liabilities	99,770	81,013
Operating lease liability, noncurrent	5,276	2,562
Long-term debt, net	107,498	107,203
Other long-term liabilities	360	570
Total liabilities	212,904	191,348
Stockholders’ equity:
Common stock	12	12
Additional paid-in capital	1,313,602	1,279,479
Accumulated other comprehensive loss	(62)	(7)
Accumulated deficit	(1,155,479)	(1,121,943)
Total stockholders’ equity	158,073	157,541
Total liabilities and stockholders’ equity	$370,977	$348,889
3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

ARCUTIS BIOTHERAPEUTICS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Product revenue, net	$99,219	$44,755	$244,569	$97,182
Other revenue	—	—	2,000	28,000
Total revenues	99,219	44,755	246,569	125,182

Operating expenses:
Cost of sales	8,685	5,503	25,007	12,223
Research and development	19,604	19,501	56,600	61,940
Selling, general, and administrative	62,404	58,817	195,576	171,784
Total operating expenses	90,693	83,821	277,183	245,947
Income (loss) from operations	8,526	(39,066)	(30,614)	(120,765)

Other income (expense):
Other income, net	2,035	4,182	6,861	13,455
Interest expense	(3,071)	(6,653)	(9,082)	(21,617)

Income (loss) before income taxes	7,490	(41,537)	(32,835)	(128,927)

Provision for income taxes	80	—	701	324

Net income (loss)	$7,410	$(41,537)	$(33,536)	$(129,251)

Earnings (loss) per share:
Basic	$0.06	$(0.33)	$(0.26)	$(1.08)
Diluted	$0.06	$(0.33)	$(0.26)	$(1.08)

Weighted-average shares used in computing earnings (loss) per share:
Basic	127,623	124,302	126,891	119,628
Diluted	132,885	124,302	126,891	119,628
3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com